May 3, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Hopto, Inc. (File No. 000-21683)

Dear Sir or Madam:

We have read Item 4.01 of the Current Report on Form 8-K of hopTo, Inc. dated April 25, 2019, and agree with the statements insofar as they relate to our Firm.

Very truly yours,

/s/ Marcum LLP
Marcum LLP
Chicago, IL